Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 28, 2011, is entered into by and among Excel Trust, Inc., a Maryland corporation (the “Company”) and Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. (the “Initial Purchasers”) for the benefit of themselves and the Holders (as defined below).

RECITALS

WHEREAS, the Company, Excel Trust, L.P., a Delaware limited partnership, and the Initial Purchasers entered into that certain Purchase Agreement, dated as of January 25, 2011 (the “Purchase Agreement”), in connection with the offering and sale (the “Offering”) of up to 2,000,000 shares of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) (including 300,000 shares of Preferred Stock that may be offered and sold pursuant to an over-allotment option);

WHEREAS, in order to induce the investors who are purchasing the Preferred Stock in the Offering to purchase the Preferred Stock and the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights as set forth in this Agreement for the Holders; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

“Additional Filing Deadline Date” shall have the meaning set forth in Section 2.2(a) hereof.

“Additional Dividend” shall have the meaning set forth in Section 2.2(c) hereof.

“Additional Dividend Accrual Period” shall have the meaning set forth in Section 2.2(c) hereof.

“Additional Dividend Amount” shall have the meaning set forth in Section 2.2(c) hereof.

“Affiliate” of any Person means any other Person directly or indirectly, through one or more intermediaries, controlling or controlled by or under common control with such

Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Amendment Effectiveness Deadline Date” shall have the meaning set forth in Section 2.1 hereof.

“Articles Supplementary” means the articles supplementary to the Company’s charter defining the terms of the Preferred Stock.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York or San Diego, California are authorized as required by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Dividend Payment Date” means each 15th calendar day of each January, April, July and October of each year.

“Effectiveness Deadline Date” shall have the meaning set forth in Section 2.1 hereof.

“Effectiveness Period” shall have the meaning set forth in Section 2.1 hereof.

“Event” shall have the meaning set forth in Section 2.2(b) hereof.

“Event Date” shall have the meaning set forth in Section 2.2(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline Date” shall have the meaning set forth in Section 2.1 hereof.

“Final Memorandum” shall mean the offering memorandum, dated January 25, 2011, relating to the Offering, including any and all schedules, exhibits and annexes attached thereto and any information incorporated by reference therein.

“Fundamental Change” shall have the meaning set forth in the Articles Supplementary.

“Fundamental Change Conversion Period” shall have the meaning set forth in the Articles Supplementary.

“Holder” means the holder or holders, as the case may be, from time to time of any Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 2.7 hereof.

“Indemnifying Party” shall have the meaning set forth in Section 2.7 hereof.

“Initial Purchasers” shall have the meeting set forth in the introductory paragraph hereof.

“Inspectors” shall have the meaning set forth in Section 2.3(l) hereof.

“Market Value” means, as of any date, the average closing price of the Common Stock on the principal national securities exchange or national quotation system in which the Common Stock is admitted for trading or quotation over the ten trading days preceding such date, or if closing prices are not available, the average of the averages of closing bid and asked prices over such period on such exchange or system.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

“Offering” shall have the meaning set forth in the Recitals hereof.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” shall have the meaning set forth in the Recitals hereof.

“Prospectus” means each prospectus included in any Shelf Registration Statement, including all supplements and amendments to such prospectus, in each case in the form furnished pursuant to this Agreement by the Company to Holders or filed by the Company with the SEC pursuant to Rule 424 or as part of such Shelf Registration Statement, as the case may be, and in each case including all materials, if any, incorporated by reference or deemed to be incorporated by reference in such prospectus

“Purchase Agreement” shall have the meaning set forth in the Recitals hereof.

“Record Date” means, with respect to any Dividend Payment Date, the 1st calendar day of each January, April, July and October immediately preceding such Dividend Payment Date.

“Record Holder” means, with respect to an Dividend Payment Date relating to a Registrable Security for which any Additional Dividend Amount has accrued, a Holder that was the holder of record of such Registrable Security at the close of business on the Record Date relating to such Dividend Payment Date.

“Records” shall have the meaning set forth in Section 2.3(l) hereof.

“Registrable Securities” means shares of (i) the Preferred Stock and (ii) the Common Stock issuable upon conversion of the Preferred Stock, together with any other shares of Common Stock issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, issued to or held by each Holder; provided, however, such Registrable Securities shall cease to be Registrable Securities when:

(a)	a registration statement covering such shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement,

(b)	such shares shall have ceased to be outstanding,

(c)	after a period ending on the first anniversary from the date the Shelf Registration Statement is declared effective by the SEC, such shares may be sold pursuant to Rule 144 (or any other similar rule or regulation then in effect) without limitation as to volume or manner of sale, or

(d)	such shares have been sold or otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such security not bearing the Securities Act restricted stock legend and such shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 2.4 hereof.

“Rule 415 Limitation” shall have the meaning set forth in Section 2.1 hereof.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.1 hereof.

“Subsequent Shelf Limitation” shall have the meaning set forth in Section 2.1 hereof.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Shelf Registration. The Company shall prepare and file a “shelf” registration statement with respect to the Registrable Securities on Form S-3 (or any similar or successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) on or before the date that is 30 days after the Company becomes eligible to use such form (the “Filing Deadline Date”), and shall cause the Shelf Registration Statement to be declared effective on or before the date that is 75 days after the date that the Company becomes eligible to use Form S-3 for an offering (the “Effectiveness Deadline Date”), and to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Preferred Stock and Common Stock covered by the Shelf Registration Statement are no longer Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement shall be on Form S-3 and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company. During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, on or before the date that is 30 days after filing (the “Amendment Effectiveness Deadline Date”); provided, that the Company shall not be required to file in any 45-day period in accordance with this Section 2.1 more than one post-effective amendment or to prepare and, if permitted or required by applicable law, to file more than one supplement to the related Prospectus or more than one amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on the initial Shelf Registration Statement filed by the Company due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Holders (a “Rule 415 Limitation”), the Shelf Registration Statement shall register the resale that number of Registrable Securities which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 2.1 hereof, the Company shall continue to its use commercially reasonable efforts to register all remaining Registrable Securities as set forth in this Section 2.1. In such event, the number of Registrable Securities to be registered for each Holder in the Shelf Registration Statement shall be reduced pro rata among all Holders. The Company shall continue to use commercially reasonable efforts to register all remaining Registrable Shares as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC, but in no event will the Company file a subsequent Shelf Registration Statement with respect to the registration of the resale of Registrable Securities held by the Holders earlier than 180 calendar days following the effective date of the initial Shelf Registration Statement. Notwithstanding anything herein to the contrary, if the SEC, by written or oral comment or otherwise, limits the Company’s ability to file, or prohibits or delays the filing of, a Shelf Registration Statement with respect to any or all the Registrable Securities which were not included in the initial Shelf Registration Statement (a “Subsequent Shelf Limitation”), it shall not be a breach or default by the Company under this Agreement, shall not be deemed a failure by the Company to use “commercially reasonable efforts” as set forth above or elsewhere in this Agreement and shall not require the payment of any Additional Dividends under this Agreement.

Section 2.2. Additional Dividend.

(a) The parties hereto agree that the Holders of the Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

(i) the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Deadline Date;

(ii) the Shelf Registration Statement has not become effective under the Securities Act on or prior to the Effectiveness Deadline Date;

(iii) a supplement to a prospectus is required to be filed with the SEC and fails to be filed with the SEC within five Business Days (the date such filing is required to be made being an “Additional Filing Deadline Date”) or, in the case of a post-effective amendment, such post-effective amendment does not become effective under the Securities Act by the Amendment Effectiveness Deadline Date; or

(iv) the Shelf Registration Statement is filed with the SEC and becomes effective under the Securities Act but shall thereafter cease to be effective (without being succeeded immediately by a new registration statement that is filed and immediately becomes effective under the Securities Act) or usable for the offer and sale of Registrable Securities in the manner contemplated by this Agreement, other than in connection with a Suspension Period.

(b) Each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an “Event,” and (1) the Filing Deadline Date, in the case of clause (i) above; (2) the Effectiveness Deadline Date, in the case of clause (ii) above; (3) the Additional Filing Deadline Date, the Amendment Effectiveness Deadline Date or the Subsequent Shelf Registration Statement Effectiveness Deadline Date, as the case may be, in the case of clause (iii) above; (4) the date on which the duration of the ineffectiveness or unusability of the Shelf Registration Statement exceeds the number of days permitted by clause (iv) above, in the case of clause (iv) above; and (5) the date the applicable registration statement or amendment thereto shall become effective under the Securities Act, or the date the applicable prospectus is filed with the SEC or, if later, the time the registration statement to which such prospectus relates becomes effective under the Securities Act, as the case may be, in the case of clause (v) above, are each herein referred to as an “Event Date.” Events shall be deemed to continue until the following dates with respect to the respective types of Events: (1) the date the Shelf Registration Statement is filed with the SEC, in the case of an Event of the type described in clause (i) above; (2) the date the Shelf Registration Statement becomes effective under the Securities Act, in the case of an Event of the type described in clause (ii) above; (3) the date a supplement to a prospectus or a post-effective amendment, whichever is required, is filed with the SEC (in the case of a prospectus supplement) or becomes effective under the Securities Act (in the case of a post-effective amendment), in the case of an Event of the type described in clause (iii) above; (4) the date the Shelf Registration Statement becomes effective and usable again, in the case of an Event of the type described in clause (iv) above; or (5) the date a supplement to the Prospectus is filed with the SEC, or the date a post-effective amendment to the Registration Statement becomes effective under the Securities Act, which supplement or post-effective amendment, as the case may be, names as selling securityholders, in such a manner as to permit them to sell their Registrable Securities pursuant to the registration statement and prospectus supplement in accordance with applicable law, all Selling Holders who have timely complied with their obligations hereunder and are entitled as herein provided to be so named, in the case of an Event of the type described in clause (v) above.

(c) Commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an “Additional Dividend Accrual Period”), the Company agrees to pay, as an additional dividend (“Additional Dividend”) and not as a penalty, an amount (the “Additional Dividend Amount”) at the rate described below, payable periodically on each Dividend Payment Date to Record Holders, to the extent of, for each such Dividend Payment Date, the unpaid Additional Dividend Amount that has accrued to (but excluding) such Dividend Payment Date (or, if the Additional Dividend Accrual Period shall have ended prior to such Dividend Payment Date, the day immediately after the last day of such Additional Dividend Accrual Period); provided, however, that any unpaid Additional Dividend Amount that has accrued with respect to any Preferred Stock, or portion thereof, purchased by the Company pursuant to its redemption right upon an occurrence of a Fundamental Change, on a date during the Fundamental Change Conversion Period that is after the close of business on the Record Date relating to such Dividend Payment Date and before such Dividend Payment Date, shall be instead paid, on such redemption date to the Holder who submitted such Preferred Stock or portion thereof for repurchase by the Company.

(d) The Additional Dividend Amount shall accrue at a rate per annum equal to 0.25% to and including the 90 days following the Event Date, and thereafter at a rate per annum equal to 0.50% of the aggregate liquidation preference of the Preferred Stock of which such Record Holders were holders of record at the close of business on the applicable Record Date; provided, however, that:

(i) no Additional Dividend Amounts shall accrue as to any Preferred Stock from and after the earlier of (x) the date such Preferred Stock is no longer a Registrable Security, (y) the date, and to the extent, such Preferred Stock is converted into cash and, if applicable, shares of Common Stock in accordance with the Articles Supplementary and (z) the expiration of the Effectiveness Period; and

(ii) if the Preferred Stock ceases to be outstanding during an Additional Dividend Accrual Period for which an Additional Dividend Amount would be payable with respect to such Preferred Stock, then the Additional Dividend Amount payable hereunder with respect to such Preferred Stock shall be prorated on the basis of the number of full days such Preferred Stock is outstanding during such Additional Dividend Accrual Period.

(e) (i) The rate of accrual of the Additional Dividend Amount with respect to any period shall not during any Additional Dividend Accrual Period exceed 0.50% per annum of the aggregate liquidation preference of the Preferred Stock notwithstanding the occurrence of multiple concurrent Events and (ii) following the cure of all Events requiring the payment by the Company of Additional Dividend Amounts to the Selling Holders pursuant to this Section 2.2, the accrual of Additional Dividend Amounts shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Dividend Amounts by the Company). All installments of Additional Dividends shall be paid by wire transfer of immediately available funds to the account specified by the Selling Holder or, if no such account is specified, by mailing a check to such Selling Holder’s address shown in the register of the registrar for the Registrable Securities. In no event shall Additional Dividend accrue or be payable in respect of shares of Common Stock issued upon conversion of the Preferred Stock.

(f) All of the Company’s obligations set forth in this Section 2.2 that are outstanding with respect to any Registrable Security at the time such Registrable Security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

(g) The parties hereto agree that the Additional Dividends provided for in this Section 2.2 constitutes a reasonable estimate of the damages in respect of the Registrable Securities that may be incurred by the Holders by reason of an Event relating to such Registrable Securities, including, without limitation, the failure of a Shelf Registration Statement to be filed, become effective under the Securities Act, amended or replaced to include the names of all Selling Holders or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

Section 2.3. Registration Procedures; Filings; Information. In connection with any Shelf Registration Statement under Section 2.1 hereof, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and in connection with any such registration and sale process:

(a) The Company shall either provide notice to each Holder or issue a press release through a reputable national newswire service announcing the anticipated filing date of the Shelf Registration Statement at least 15 Business Days prior to the anticipated filing date thereof. Each Holder agrees to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company at least five Business Days prior to the anticipated filing date of the Shelf Registration Statement as set forth in the notice or announced in the press release. If a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company may request, that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its securities under the Shelf Registration Statement.

(b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus and such other documents, including documents incorporated by reference, as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(c) Upon: (i) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any Shelf Registration Statement and the related prospectus; (ii) any action that is required by law, including the issuance by the SEC of a stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of proceedings with respect to any Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act; or (iii) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(i) in the case of clause (iii) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to such prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to become effective under the Securities Act as promptly as practicable; and

(ii) give notice as promptly as practicable to the Holders and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and to the Initial Purchasers that the availability of the Shelf Registration Statement is suspended (a “Suspension Notice”) (and, upon receipt of any Suspension Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above or until such Holder is advised in writing by the Company that the Prospectus may be used).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (c)(i) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate, (y) in the case of clause (c)(ii) above, as promptly as is practicable, and (z) in the case of clause (c)(iii) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Suspension Period”) without the Company incurring any obligation to pay Additional Dividends pursuant to Section 2.2 hereof shall not exceed 45 days in the aggregate in any 90 day period or 90 days in the aggregate in any 360 day period.

(d) After the filing of the registration statement, the Company will advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the Registrable Securities in any jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

(e) The Company will (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.

(g) The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(h) The Company will comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 2.10 hereof.

(i) The Company will cooperate with the Holders to facilitate the timely preparation and delivery of certificates, if any, representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates, if any, for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities.

(j) The Company will notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the Prospectus.

(k) The Company will notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information.

(l) In the case of an underwritten offering of the Registrable Securities, the Company will make available for inspection by a representative of the Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by the Holders of a majority of the Registrable Securities to be included in such Shelf Registration Statement and any attorneys and accountants designated by such Underwriter (collectively, the “Inspectors”), at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(m) In the case of an underwritten offering of the Registrable Securities, the Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing Underwriter or Underwriters therefor reasonably requests.

(n) The Company will otherwise comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(o) The Company will use its commercially reasonable efforts to cause the shares of Common Stock issuable upon conversion of the Preferred Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided, that the Company may, in its sole discretion, cause the Preferred Stock to be similarly listed.

(p) If a Selling Holder timely completes and delivers a Notice and Questionnaire to the Company in accordance with Section 2.3(a) hereof and the Company subsequently fails to include the name of such Selling Holder as a selling securityholder in such a manner as to permit such Selling Holder to sell its Registrable Securities pursuant to such registration statement and prospectus in accordance with applicable law, the Company shall, subject to Section 2.1 hereof, use its commercially reasonable efforts to include the name of such Selling Holder as a selling securityholder in a supplement or post-effective amendment as to permit such Selling Holder to sell its Registrable Securities.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Each Selling Holder further agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (A) of Section 2.3(d), such Selling Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 2.3(d); and (ii) upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (B) of Section 2.3(d), such Selling Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable jurisdiction(s) until such Selling Holder’s receipt of the notice described in clause (C) of Section 2.3(d).

Section 2.4. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.3(m) hereof), and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.5. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its partners, officers, directors, trustees, stockholders, employees, investment advisers and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein. The indemnity provided for in this Section 2.5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder.

Section 2.6. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.5. The liability of any Selling Holder pursuant to this Section 2.6 may, in no event, exceed the net proceeds received by such Selling Holder from sales of Registrable Securities giving rise to the indemnification obligations of such Selling Holder.

Section 2.7. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.5 or 2.6, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would present such counsel with a conflict of interest. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.5 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.6, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

Section 2.8. Contribution. If the indemnification provided for in Section 2.5 or 2.6 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and of the Selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.8 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

Section 2.9. Participation in Underwritten Registrations. If any Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Registrable Securities to be included in such registration shall have a Market Value, on an as converted basis, at the time of such request of at least $15,000,000, and the managing Underwriters shall be selected by the Company, subject to the prior written consent of the

Holders holding a majority of the Registrable Securities to be included in such Shelf Registration Statement, which consent shall not be unreasonably withheld; provided, that the Company shall not be requested to conduct, nor pay the registration expenses under Section 2.4 hereof of, more than two such underwritten offerings in any 12-month period. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.

Section 2.10. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 2.11. Holdback Agreements

(a) Temporary Suspension of Rights to Sell Based on Confidential Information. Notwithstanding Section 2.3(c) hereof, if the majority of the independent directors of the Board determines in its good faith judgment that the filing of the Shelf Registration Statement under Section 2.1 or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon prompt written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended, and the Suspension Period may be extended by the Company from 45 days to 60 days in any 90 day period or from 90 days to 120 days in any 360 day period; provided, however, such suspension shall not occur more than two occasions in any 12-month period. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b) Temporary Suspension of Rights to Sell Based on Exchange Act Reports not yet Filed or Regulation S-X. If (i) all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or (ii) if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Exchange Act, upon prompt written notice thereof by the Company to the Holders, to the extent required by the Securities Act, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required; provided, with respect to clause (c)(ii) only, the Company shall have no obligation to pay Additional Dividends pursuant to Section 2.2 during such period.

ARTICLE III

MISCELLANEOUS

Section 3.1. Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of a majority of the Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire; and

(b) if to the Company, initially at its address set forth in the Purchase Agreement.

The Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders holding Registrable Securities in book-entry form may be given through the facilities of DTC or any successor depository.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 3.4. Successors and Assigns. Except as expressly provided in this Agreement the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

Section 3.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10. Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

EXCEL TRUST, INC., a Maryland corporation

By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa
Title: Chief Financial Officer and Treasurer

INITIAL PURCHASERS

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Craig M. DeDomenico
Name: Craig M. DeDomenico
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ James Graff
Name: James Graff
Title: Managing Director

Signature Page to Registration Rights Agreement